UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2025

Battalion Oil Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35467	20-0700684
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

820 Gessner Road Suite 1100 Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 538-0300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock par value $0.0001	BATL	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 5.03	Submission of Matters to a Vote of Security Holders.

On June 12, 2025, Battalion Oil Corporation (the “Company”), filed its Ninth Amended and Restated Certificate of Incorporation (the “A&R Charter”), with the Delaware Secretary of State, pursuant to the approval of the holders of the Company’s common stock, par value $0.0001 per share (the “Common Stock” and the holders thereof, the “Common Stockholders”), at the 2025 Annual Meeting (as defined below), to among other things:

▪adopt a provision to provide for the exculpation of officers as permitted by recent amendments to Delaware law (the “Officer Exculpation Amendment”);
▪adopt a provision to waive the corporate opportunity doctrine with respect to the Company’s stockholders, directors and their affiliates (the “Corporate Opportunity Amendment”); and
▪modernize the text of certain existing provisions by removing or modifying expired terms, integrating previously approved amendments and making other minor clarifications and updates, including adopting the amended terms of the Company’s Series A-1 Redeemable Convertible Preferred Stock, that had been previously approved by holders of such preferred stock but not by the Common Stockholders (the “Charter Updates”).

This description of the A&R Restated Charter, which became effective upon filings, is qualified in its entirety by reference to the full text of such document, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The final results for each of the proposals voted upon by the Common Stockholders at the 2025 Annual Meeting are as follows:

Proposal 1 – Election of Directors

With respect to Proposal 1, the election of six nominees to serve as directors of the Company until the next annual meeting of stockholders, and until their successors are elected and qualified or until their earlier resignation, removal from office, death or incapacity, each of the six nominees for directors were elected as follows:

Proposal 1 —
Nominees for Directors	Votes For	Withheld
Jonathan D. Barrett	13,519,781	386,902
David Chang	13,529,938	376,745
Gregory S. Hinds	13,532,007	374,676
Ajay Jegadeesan	13,529,903	376,780
William D. Rogers	13,475,246	431,437
Matthew B. Steele	13,540,732	365,951

Proposal 2 – Advisory Vote to Approve Executive Compensation

Proposal 2, the approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers, was approved as follows:

Proposal 2 —	Votes For	Votes Against	Abstentions
Advisory vote on executive compensation	13,400,011	163,941	342,731

Proposal 3 – Advisory Vote on the Frequency of the Executive Compensation Vote

Proposal 3, a non-binding advisory vote on the stockholders’ preference as to how frequently the Company should seek future advisory votes on the compensation of the Company’s named executive officers, was approved as follows:

Proposal 3 —	3 Years	2 Years	1 Year	Abstentions
Frequency of advisory vote on executive compensation	8,765,177	42,386	5,095,818	3,302

Based upon the results of the stockholder vote on Proposal 3, the Company intends to submit to its stockholders a non-binding advisory vote on executive compensation at its annual meeting every three (3) years until the next advisory vote on the frequency of stockholder voting on executive compensation.

Proposal No. 4 – Amended and Restated Charter

With respect to Proposal 4, the approval of the A&R Charter, stockholders were presented with four (4) sub-proposals and had the opportunity to vote separately on each of the amendments contemplated thereby, each of which, if approved, would be included in the A&R Charter. The approval of the affirmative vote of a majority of the votes cast by our disinterested stockholders (within the meaning of Section 144 of the Delaware General Corporation Law) (the “Disinterested Stockholders Vote”) was required to adopt to the amendments contemplated by each of Proposals 4(b) and 4(c).

The final results for each of the sub-proposals are as follows:

Proposal 4(a) —	Votes For	Votes Against	Abstentions
Officer Exculpation Amendment	13,276,140	628,848	1,695

Proposal 4(b) —	Votes For	Votes Against	Abstentions
Corporate Opportunity Amendment	13,125,828	566,600	214,255
Disinterested Stockholder Vote	616,523	566,600	--

Proposal 4(c) —	Votes For	Votes Against	Abstentions
Preferred Stock Voting Amendment	13,094,172	596,928	215,583
Disinterested Stockholder Vote	584,867	596,928	--

Proposal 4(d) —	Votes For	Votes Against	Abstentions
Charter Updates	13,747,498	21,180	138,005

As a result of the approval of Proposals 4(a), 4(b), and 4(d), each of the amendments contemplated thereby were adopted and incorporated into the A&R Charter, as filed with the Delaware Secretary of State.

Proposal 4(c), which provided for the adoption of a provision modifying the requirements to amend, revise, or otherwise alter the terms of preferred stock, including when set forth in a certificate of designations (the “Preferred Stock Voting Amendment”), did not receive the requisite Disinterested Stockholders Vote for approval, therefore the amendments contemplated by such proposal were not included in the A&R Charter.

Item 9.01	Exhibits.

Exhibit No.	Description

3.1	Ninth Amended and Restated Certificate of Incorporation of Battalion Oil Corporation, dated June 12, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BATTALION OIL CORPORATION

June 18, 2025	By:	/s/ Matthew B. Steele
	Name:	Matthew B. Steele
	Title:	Chief Executive Officer

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